UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2012

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

On December 27, 2012, the Board of Directors of Cliffs Natural Resources Inc. (the Company") authorized the sale of the Company’s 30 percent interest in the Amapá joint venture ("Amapá") located in Brazil ("Amapá Interest"). Anglo American plc ("Anglo American") currently owns the remaining 70% of Amapá. Both the Company and Anglo American will be selling their respective interests in a 100% sale transaction to a single entity. Based on the results of the broad auction process and the terms of the pending sale, management of the Company made a determination on December 27, 2012 that the value of its Amapá Interest recorded in the financial records of the Company needs to be adjusted to reflect the fair value of our investment. Accordingly, the Company will record a pretax impairment charge of approximately $380 million to $420 million, all of which is non-cash, in the Company’s financial statements as of December 31, 2012.

The Company does not expect that the sale of the Amapá Interest will result in material future cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

January 3, 2013	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: General Counsel - Corporate Affairs & Secretary